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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Orius Corporation of our report dated February 17, 1999 relating to the financial statements of Schatz Underground Cable, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

/s/ MILHOUSE, MARTZ & NEAL, L.L.P.
MILHOUSE, MARTZ & NEAL, L.L.P.
Maryland Heights, Missouri 63043

July 12, 2000